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                                                                    Exhibit 10.3

                       IMAGING TECHNOLOGIES CORPORATION

                     AMENDED 2001 STOCK COMPENSATION PLAN


          1. Purpose of the Amended Plan. The purpose of the Amended 2001 Stock Compensation Amended Plan ("Amended Plan") of Imaging Technologies Corporation, a Delaware corporation, ("Company") is to increase the number of shares available to provide the Company with a means of compensating selected key employees (including officers) and directors of and consultants to the Company and its subsidiaries for their services rendered in connection with the development of Imaging Technologies Corporation with shares of Common Stock of the Company.

          2. Administration of the Amended Plan. The Amended Plan shall be administered by the Company's Board of Directors (the "Board").

               2.1 Award or Sales of shares. The Company's Board shall (a) select those key employees (including officers), directors and consultants to whom shares of the Company's Common Stock shall be awarded or sold, and (b) determine the number of shares to be awarded or sold; the time or times at which shares shall be awarded or sold; whether the shares to be awarded or sold will be registered with the Securities and Exchange Commission; and such conditions, rights of repurchase, rights of first refusal or other transfer restrictions as the Board may determine. Each award or sale of shares under the Amended Plan may or may not be evidenced by a written agreement between the Company and the persons to whom shares of the Company's Common Stock are awarded or sold.

               2.2 Consideration for Shares. Shares of the Company's Common Stock to be awarded or sold under the Amended Plan shall be issued for such consideration, having a value not less than par value thereof, as shall be determined from time to time by the Board in its sole discretion.

               2.3 Board Procedures. The Board from time to time may adopt such rules and regulations for carrying out the purposes of the Amended Planas it may deem proper and in the best interests of the Company. The Board shall keep minutes of its meetings and records of its actions. A majority of the members of the Board shall constitute a quorum for the transaction of any business by the Board. The Board may act at any time by an affirmative vote of a majority of those members voting. Such vote shall be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Board members without a meeting.

               2.4 Finality of Board Action. The Board shall resolve all questions arising under the Plan. Each determination, interpretation, or other action made or taken by the Board shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Board and each of the members of the Board.

               2.5 Non-Liability of Board Members. No Board member shall be liable for any action or determination made by him in good faith with respect to the Amended Plan or any shares of the Company's Common Stock sold or awarded under it.

               2.6 Board Power to amend, Suspend, or Terminate the Plan. The Board may, from time to time, make such changes in or additions to the Amended Planas it may deem proper and in the best interests of the Company and its Stockholders. The Board may also suspend or terminate the Amended Plan at any time, without notice, and in its sole discretion.

          3. Additional Shares Subject to the Amended Plan. For purposes of the Plan, the Board of Directors is authorized to sell or award up to an additional 10,064,000 shares and/or options of the Company's Common Stock, $.005 par value per share ("Common Stock").

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          4.   Participants. All key employees (including officers) and
directors of and consultants to the Company and any of its subsidiaries (sometimes referred to herein as ("participants") are eligible to participate in the Plan. A copy of this Amended Plan shall be delivered to all participants, together with a copy of any Board resolutions authorizing the issuance of the shares and establishing the terms and conditions, if any, relating to the sale or award of such shares.

          5. Rights and Obligations of Participants. The award or sale of shares of Common stock shall be conditioned upon the participant providing to the Board a written representation that, at the time of such award or sale, it is the intent of such person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that such restriction is not necessary under the pertaining law. The providing of such representation and such restriction on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Amended Plan in the event that, at the time of award or sale, the shares shall be (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended, and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Amended Plan if, in the opinion of the Board, (i) the issuance of such shares would constitute a violation by the participant or the Company of any applicable law or regulation of any governmental authority, or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of such shares.

          6.   Payment of Shares.

               (a) The entire purchase price of shares issued under the Amended Plan shall be payable in lawful money of the United States of America at the time when such shares are purchased, except as provided in subsection (b) below.

               (b) At the discretion of the Board, Shares may be issued under the Amended Plan in consideration of services rendered; provided, however, that any issuance of shares under the Amended Plan shall be in compliance Section 152 of the Delaware General Corporation Law, as amended.

          7. Adjustments. If the outstanding Common Stock shall be hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares which may be granted under the Plan.

          8.   Tax Withholding.   As a condition to the purchase or award of
shares, the participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or award.

          9.   Terms of the Amended Plan.

               9.1 Effective Date. The Amended Plan shall become effective on January 1, 2001.

               9.2 Termination Date. The Amended Plan shall terminate at Midnight on December 31, 2001, and no shares shall be awarded or sold after that time. The Amended Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 2.6.

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          10.  Non-Exclusivity of the Plan. Nothing contained in the Amended
Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Amended Plan shall be construed to be in addition to and independent of any and all such other arrangements. The adoption of the Amended Plan by the Board shall not be construed as creating any limitations on the power of authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

          11. Governing Law. The Amended Plan and all rights and obligations under it shall be construed and enforced in accordance with the laws of the state of Delaware.

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